UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 1, 2015

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On April 1, 2015, Central Pacific Financial Corp. (“CPF”), ACMO-CPF, L.L.C.,, Carlyle Financial Services Harbor, L.P. (and with ACMO-CPF, the “Selling Shareholders”), and Citigroup Global Markets Inc. (the “Underwriter”) consummated the transactions contemplated by that certain Underwriting Agreement, dated March 26, 2015 (the “Underwriting Agreement”) pursuant to which the Selling Shareholders sold an aggregate of 7,605,388 shares of CPF common stock, no par value per share (the “Common Stock”), to the Underwriter. CPF subsequently repurchased 3,259,452 shares of its common stock from the Underwriter at a price per share equal to $23.01, or approximately $75 million in the aggregate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: April 1, 2015	By:	/s/ Denis K. Isono
Denis K. Isono
Executive Vice President and Chief Financial Officer